SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 - K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 10, 1999
                             ----------------------
                          MENLO ACQUISITION CORPORATION
 ------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                          DELAWARE               0-22136         77-0332937
-------------------------------------------------------------------------------
 (State or other jurisdiction of incorporation) (Commission File (IRS Employer
                                                 Number)     Identification No.)
                   100 Misty Lane Parsippany, NJ         07054
-------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (973) 560-1400
-------------------------------------------------------------------------------

                               FOCUS SURGERY, INC.
--------------------------------------------------------------------------------
                   (Former name or former address, if changed
                               since last report.)

Item 1.  Changes in Control of Registrant.
Item 2.  Acquisition or Disposition of Assets.
Item 3.  Bankruptcy or Receivership.

As previously reported, on February 9, 1996, the Registrant filed for protection under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court, Northern District of California, Oakland Division (Case No. 96-41107-N). As also previously reported, the bankruptcy court entered an order on October 28, 1998 confirming the Registrant's Second Amended Plan of Reorganization (the "Plan"), a copy of which was filed as an Exhibit to the Registrant's Current Report on Form 8-K dated November 20, 1998. As previously reported on Form 8-K which was filed on March 10, 1999, Menlo Acquisition Corp. completed the purchase of Environmental Waste Management Associates, LLC, Environmental Waste Management Associates, Inc., Integrated Analytical Laboratories, LLC and Integrated Analytical Laboratories, Inc. on that date.

Pursuant to the Plan, as described more fully in the Debtor's Second Amended Disclosure Statement filed August 12, 1998 and approved by order of the bankruptcy court filed August 26, 1998 (the "Disclosure Statement"), upon the closing of the Registrant's acquisition of the entities and businesses described for securities representing 95% of all the issued and outstanding shares of the Registrant after reorganization, the executive officers and directors of the Registrant were Richard S. Greenberg, Chairman and Chief Operating Officer, Lawrence B. Seidman, President, General Counsel and Director, and George Greenberg, Secretary and Director. Information concerning the acquired entities and businesses and the persons who serve as executive officers and directors of the Registrant after reorganization is set forth in the Disclosure Statement.

Item 4.  Changes in Registrant's Certifying Accountants.

The unaudited monthly financial information the Registrant filed with the bankruptcy court during the pendency of the Chapter 11 proceeding were filed with the Securities and Exchange Commission under cover of Form 8-K. However, the Registrant did not engage an independent accountant to audit its financial statements, since at least February 9, 1996, the date on which it filed for protection under Chapter 11, almost three years ago.

As of January 19, 1999, a new independent accountant has been engaged to audit the Registrant's financial statements: J. H. Cohn LLP, 75 Eisenhower Parkway, Roseland, NJ 07068. The new independent accountant had no relationship with the Registrant prior to the new engagement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following financial statements, pro-forma information and exhibits are filed as part of this report, as amended:

(a)- Financial Statements of Businesses Acquired

ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C., ENVIRONMENTAL
WASTE MANAGEMENT ASSOCIATES, INC., INTEGRATED ANALYTICAL LABORA-
TORIES, L.L.C. AND INTEGRATED ANALYTICAL LABORATORIES, INC.:

     HISTORICAL:

         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                       F-2

         COMBINED:
              BALANCE SHEETS
                  DECEMBER 31, 1998 AND 1997                            F-3

              STATEMENTS OF OPERATIONS AND RETAINED EARNINGS/
              MEMBERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998 AND 1997                F-4

              STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998 AND 1997                F-5

              NOTES TO FINANCIAL STATEMENTS                             F-6/13

(b)- Pro Forma Financial Information

MENLO ACQUISITION CORPORATION:

     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:

         INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED
         COMBINED FINANCIAL STATEMENTS                                  F-14

         PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
              DECEMBER 31, 1998                                         F-15

         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
         (UNAUDITED)
              YEAR ENDED DECEMBER 31, 1998                              F-16

         NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATE-
         MENTS (UNAUDITED)                                              F-17


(c)- Exhibits
     10.1 - Employment Agreement - Lawrence B. Seidman
     10.2 - Employment Agreement - Richard S. Greenberg

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MENLO ACQUISITION CORP.


Date:   May 10, 1999                          By:/ss/Richard S. Greenberg
                                             --------------------------------
                                             Name:Richard S. Greenberg
                                             Title:Chairman, and Chief
                                                   Operating Officer

(a)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members/Stockholder
Environmental Waste Management Associates, L.L.C.,
Environmental Waste Management Associates, Inc.,
Integrated Analytical Laboratories, L.L.C. and
Integrated Analytical Laboratories, Inc.

We have audited the accompanying combined balance sheets of ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C. (A New Jersey Limited Liability Company), ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC., INTEGRATED ANALYTICAL
LABORATORIES, L.L.C. (A New Jersey Limited Liability Company) AND INTEGRATED ANALYTICAL LABORATORIES, INC. as of December 31, 1998 and 1997, and the related combined statements of operations and retained earnings/members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Environmental Waste Management Associates, L.L.C., Environmental Waste Management Associates, Inc., Integrated Analytical Laboratories, L.L.C. and Integrated Analytical Laboratories, Inc. as of December 31, 1998 and 1997, and their results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                  J.H. COHN LLP

Roseland, New Jersey
March 11, 1999

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                           ASSETS             1998               1997
                           ------        -------------      -------------

Current assets:
    Cash                                  $     24,722      $       4,130
    Accounts receivable:
       Trade, net of allowance for doubtful
         accounts of $565,855 and $193,325   4,832,722          4,111,737
       Unbilled receivables                    107,276            411,254
       Affiliates                              284,963            316,236
    Prepaid expenses and other current assets   82,193             59,556
    Due from affiliate                          27,001            122,000
    Due from stockholder                                          784,351
                                            ----------         ----------
             Total current assets            5,358,877          5,809,264
Equipment and furnishings, net of
accumulated depreciation of
    $550,222 and $173,200                    1,019,842            913,355
Other assets                                    37,886             14,704

                                            ----------         ----------

             Totals                         $6,416,605         $6,737,323
                                            ==========         ==========

      LIABILITIES AND STOCKHOLDER'S/MEMBERS'
      EQUITY
Current liabilities:
    Notes payable - bank                   $   400,000         $1,310,000
    Current portion of long-term debt          106,248             50,000
    Accounts payable                           610,201            584,685
    Customer deposits                          522,725            342,256
    Accrued expenses and other liabilities     236,077            114,369
    Due stockholder                             54,825             54,825
    Deferred tax liabilities                     7,300             18,000
                                           -----------        -----------
             Total current liabilities       1,937,376          2,474,135
Long-term debt, noncurrent portion             274,480
                                           -----------        -----------
             Total liabilities               2,211,856          2,474,135
                                           -----------        -----------

Commitments and contingencies

Stockholder's/members' equity:
    Common stock                                60,000             60,000
    Additional paid-in capital                  76,500             76,500
    Retained earnings/members' equity        4,068,249          4,126,688
                                           -----------        -----------
             Total stockholder's/
             members'equity                  4,204,749          4,263,188
                                           -----------        -----------

             Totals                         $6,416,605         $6,737,323
                                            ==========         ==========


See Notes to Combined Financial Statements.
                                       F-3

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS/
                                 MEMBERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                 OPERATIONS                       1998               1997
                                              ----------         ----------

Gross revenue                                $12,848,430         $9,753,084
Direct project costs and other costs of        5,856,090          3,528,256
operations                                  ------------        ----------

Net revenue                                    6,992,340          6,224,828
                                             -----------          ---------

Expenses:
     Labor and related expenses                1,869,015          1,712,049
     Selling, general and administrative       4,859,712          4,071,122
     Interest                                     90,355             41,588
                                         ---------------      -------------
         Totals                                6,819,082          5,824,759
                                           -------------        -----------

Income from operations                           173,258            400,069
                                           -------------       ------------

Other income (expense):
     Write-off of amounts due from affiliates   (306,375)          (532,998)
     Gain on disposal of vehicle                                      9,611
     Administrative fee income                    48,000             78,000
     Sundry                                       14,432             19,052
                                          --------------       ------------
         Totals                                 (243,943)          (426,335)
                                           -------------       ------------

Loss before income taxes                         (70,685)           (26,266)
                                           -------------      -------------

Provision (credit) for state income taxes:
     Current                                      (1,546)            55,733
     Deferred                                    (10,700)           (77,000)
                                            -------------      -------------
         Totals                                  (12,246)           (21,267)
                                            -------------      -------------

Net loss                                         (58,439)            (4,999)

                  RETAINED EARNINGS/MEMBERS'
                         EQUITY
                  -------------------------
Balance, beginning of year                     4,126,688          4,131,687
                                           -------------        -----------

Balance, end of year                        $  4,068,249         $4,126,688
                                            ============         ==========


See Notes to Combined Financial Statements.

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                        COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                                                         1998            1997
                                                       --------        --------
     Net loss                                     $    (58,439)    $     (4,999)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation                                    377,020          231,369
       Bad debts                                       529,945           41,635
       Write-off of amounts due from affiliates        306,375          532,998
       Gain on disposal of vehicle                                       (9,611)
       Deferred income taxes                           (10,700)         (77,000)
       Changes in operating assets and liabilities:
        Accounts receivable - trade                 (1,250,930)             645
        Unbilled receivables                           303,978         (156,514)
        Accounts receivable - affiliates                31,273         (221,217)
        Prepaid expenses and other current assets      (22,637)          22,199
        Other assets                                   (23,182)            (863)
        Accounts payable                                25,516           77,030
        Customer deposits                              180,469           79,466
        Accrued expenses and other liabilities         121,708           66,618
                                                 -------------      ------------
         Net cash provided by operating activities     510,396          581,756
                                                 -------------      ------------

Investing activities:
     Purchase of equipment and furnishings            (483,507)        (555,188)
     Advances to affiliate                            (211,376)         (95,000)
     Insurance proceeds on disposal of vehicle                           10,604
     Repayments from (advances to) stockholder         784,351         (196,375)
                                                 -------------      ------------
         Net cash provided by (used in) investing       89,468         (835,959)
         activities
                                                 -------------      ------------

Financing activities:
     Repayment of note payable - bank and
     long-term debt                                   (694,272)         (60,000)
     Proceeds of note payable - bank                   115,000        1,310,000
     Repayment of note payable - officer                             (1,000,000)
                                                  -------------      -----------
         Net cash provided by (used in)               (579,272)         250,000
         financing activities
                                                  -------------      -----------

Net increase (decrease) in cash                         20,592           (4,203)
Cash, beginning of year                                  4,130            8,333
                                                 -------------       -----------

Cash, end of year                                $      24,722      $     4,130
                                                 =============      ============

Supplemental disclosure of cash flow data:
    Interest paid                                $      90,355      $    41,588
                                                 =============      ============

    Income taxes paid                            $      60,800      $       550
                                                 =============      ============

See Notes to Combined Financial Statements.
                                       F-5

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

     Note 1 - Business and summary of accounting policies: Organization and principles of combination: Environmental Waste Management Associates, Inc. and Integrated Analytical Laboratories, Inc. (the "Incs.") were incorporated in the State of New Jersey in 1987. Effective April 1, 1998, the sole stockholder of the Incs. caused certain assets, primarily equipment, to be contributed to two newly formed New Jersey limited liability companies, Environmental Waste Management Associates, L.L.C. and Integrated Analytical Laboratories, L.L.C. (the "L.L.Cs."), whose primary member is a trust of which the sole stockholder is the beneficiary. Concurrent with this transaction, the L.L.Cs. assumed substantially all of the operations of the Incs. This business combination was accounted for substantially as a pooling and, accordingly, had no effect on previously reported financial information.

          The accompanying combined financial statements include the accounts of the L.L.Cs. and the Incs. All significant intercompany accounts and transactions have been eliminated in combination. As used herein, the "Company" refers to the L.L.Cs. and the Incs., collectively.

        Business:
          The Company, having offices in Parsippany, West Windsor and Randolph, New Jersey, provides consulting, remedial, disposal and laboratory testing services with regard to environmental compliance primarily throughout the tri-state area and eastern Pennsylvania.

        Use  of  estimates:   The  preparation  of  financial   statements  in
          conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

        Concentrations of credit risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions.
          At  times,   such  amounts  exceed   Federally   insured  limits.
          Concentrations of credit risk with respect to trade accounts receivable are limited as the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. Management does not believe that significant credit risk exists at December 31, 1998.

       Equipment and furnishings:
          Equipment and furnishings are stated at cost, less accumulated depreciation. Depreciation is computed using accelerated methods over estimated useful lives which range from five to ten years.

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS



Note 1 - Business and summary of accounting policies (continued):
                Advertising:
                    The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations
                    amounted  to  $188,932   and  $145,442  in  1998  and  1997,
                    respectively.

                Income taxes:
                    The Incs., with the consent of their stockholder, have elected to be treated as "S" Corporations under the applicable sections of the Internal Revenue Code. Under these sections, corporate income or loss, in general, is allocated to the stockholder for inclusion in his personal income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying combined financial statements.

                    The Incs. have also elected to be treated as "S" Corporations for New Jersey state income tax purposes. However, the State of New Jersey does impose a tax on "S" Corporation income at a reduced rate and, accordingly, a provision for such tax has been provided in the accompanying combined financial statements for income attributable to the Incs.

                    The Incs. account for state income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities be computed annually for differences between the financial statement and tax bases of assets and liabilities that result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                    Deferred tax  liabilities  arise from the Incs.' election to
                    utilize  the  cash  basis  of  accounting   for  income  tax
                    purposes.

                    The L.L.Cs. are New Jersey limited liability companies and, as such, are treated as partnerships for Federal and state income tax purposes. A partnership is not a tax paying entity for Federal or state income tax purposes. Income or loss of a limited liability company is reported in the individual member's income tax returns and, accordingly, no provision for income tax has been recorded in the accompanying combined financial statements for income attributable to the L.L.Cs.
                                       F-7

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - Business  and summary of  accounting  policies  (concluded):
                 Recent accounting pronouncements:
                    The Financial Accounting Standards Board has issued certain pronouncements as of December 31, 1998 that will become effective in subsequent periods; however, management does not believe that any of those pronouncements will affect any financial accounting measurements or disclosures the Company will be required to make.


Note 2 - Equipment and furnishings:
                Equipment and furnishings consist of the following
                                             1998           1997

                    Equipment                        $1,197,269      $   805,460
                    Furniture and fixtures              139,413          103,379
                    Vehicles                             95,669           45,904
                    Leasehold improvements              137,711          131,812
                                                   ------------     ------------
                                                      1,570,062        1,086,555
                    Less accumulated depreciation       550,220          173,200
                                                   ------------     ------------

                         Totals                      $1,019,842      $   913,355
                                                     ==========      ===========

                Depreciation expense amounted to $377,020 and $231,369 in 1998 and 1997, respectively.


Note 3 - Notes payable - bank:
                At December 31, 1997, notes payable - bank consisted of two notes. The first note consisted of outstanding borrowings which totaled $1,000,000 under a $1,000,000 line of credit with PNC Bank which expired on July 31, 1998. The line of credit was extended to July 31, 1999 in the amount of $750,000. At December 31, 1998, notes payable - bank consist of outstanding borrowings under the $750,000 line of credit which bear interest at the prime rate plus .75% (an effective rate of 8.50%).

                Outstanding borrowings are secured by substantially all of the Company's assets and are guaranteed by the stockholder/members and affiliated companies which are either wholly-owned or substantially owned by the stockholder/members. The line of credit contains certain covenants, the most restrictive of which includes the maintenance of a maximum capital funds ratio, as defined.

                At December 31, 1997, the second note consisted of $310,000 outstanding under another credit facility which matured in July 1998. Upon maturity, outstanding borrowings were converted to a $425,000 term loan (see Note 4).

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS



Note 4 - Long-term debt:
                At December 31, 1998, the term loan is payable in monthly installments of $8,854 plus interest at 200 basis points over the bank's four year cost of funds rate (an effective rate of 7.90% at December 31, 1998) until July 2002, at which time the unpaid balance is due. The loan is secured by substantially all of the Company's assets and guaranteed by the stockholder/member and affiliated companies which are either wholly-owned or substantially owned by the stockholder/member. The long-term debt outstanding at December 31, 1997 was repaid in 1998 when it became due.

                Principal amounts due under the term loan in each of the years subsequent to December 31, 1998 are as follows:

                   Year Ending
                  December 31,                                     Amount
                  ------------                                     ------

                        1999                                     $106,248
                        2000                                      106,248
                        2001                                      106,248
                        2002                                       61,984


Note 5 - Retirement plan:
                The Company maintains a retirement plan qualifying under Section 401(k) of the Internal Revenue Code which allows eligible employees to defer a portion of their income through contributions to the plan. The Company makes contributions to the plan for the benefit of the employees subject to certain limitations. The Company's contributions amounted to $73,929 and $68,819 in 1998 and 1997, respectively.


Note 6 - Related party transactions:
                At December 31, 1998 and 1997, the amounts due from affiliate consist of noninterest bearing cash advances that are due on demand. During 1998, the Company determined that amounts due from an affiliate totaling $306,375 were uncollectible and written off. During 1997, certain other affiliates of the Company commenced bankruptcy proceedings. As such, the Company determined that amounts due from these affiliates totaling $532,998 were uncollectible and written off in 1997.

                At  December  31,  1998  and  1997,   the  amounts  due  from/to
                stockholder consisted of noninterest bearing, unsecured advances due on demand.

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 6 - Related party transactions (concluded):
                During 1998 and 1997, the Company had the following transactions
                with   affiliated    companies   which   are   wholly-owned or
                substantially owned by the Company's stockholder/members:

                                                     1998              1997
                                                   --------         --------
                    Laboratory fees (income)       $101,051         $137,346
                    Subcontractor fees (expense)                     125,000
                    Administrative fees (income)     48,000           78,000

                At December 31, 1998 and 1997, accounts payable included $53,439 and $28,429, respectively, which was owed to affiliated companies.


Note 7 - Commitments and contingencies:
                Lease commitments:
                    The Company is obligated under noncancelable leases for office space, storage space and laboratory facilities at several locations in New Jersey, one of which is a building owned by the stockholder. The leases expire at various dates through August 2007 and require the Company to pay minimum annual rentals plus its pro rata share of common area maintenance, real estate taxes, insurance, utilities and other occupancy costs, as defined. Rent expense, including allocated pro rata charges, amounted to $448,417 and $403,856 in 1998 and 1997, respectively, inclusive of $318,762 and $298,896, respectively, paid to the stockholder. Future minimum lease payments subsequent to December 31, 1998 for each of the next five years and in the aggregate are as follows:

                   Year Ending           Nonrelated
                   December 31,           Parties      Stockholder       Total
                   -----------           ----------    -----------   -----------
                     1999                $111,632   $   305,578      $   417,210
                     2000                 111,632       305,578          417,210
                     2001                  38,400       305,578          343,978
                     2002                  38,400       305,578          343,978
                     2003                  38,400       305,578          343,978
                     Thereafter            38,400     1,094,989        1,133,389
                                       ----------   -----------      -----------

                       Totals            $376,864    $2,622,879       $2,999,743
                                         ========    ==========       ==========
                Litigation:
                    In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, resolution of these claims is not expected to have a material adverse effect on the combined financial position or results of operations of the Company.

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS



Note 8 - Common stock:
          Common stock, no par value, consists of the following:

                                                       Shares
                                              ------------------------
                                                             Issued
                                                              and
                                               Authorized Outstanding    Amount
                                               ---------- -----------    ------
          Environmental Waste Management
          Associates, Inc.                         2,500       100      $10,000
          Integrated Analytical Laboratories, Inc. 2,500        10       50,000
                                                                       --------

                         Total                                          $60,000
                                                                        =======


Note 9 - Fair value of financial instruments:
                The Company's material financial instruments at December 31, 1998 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts receivable, accounts payable, notes payable and long-term debt. In the opinion of management, (i) cash, accounts receivable and accounts payable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and (ii) notes payable and long-term debt were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.


Note 10- Business segments:
                The Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information," at the beginning of 1998. Following the provision of SFAS 131, the Company is reporting segment revenue and income from operations in the same format reviewed by the Company's management (the "management approach"). The Company has two reportable segments: providing consulting, remedial and disposal services (consulting) and laboratory testing of soil and water for environmental hazards
                (lab).
                                      F-11

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


Note 10- Business segments (continued):
                Revenue, income from operations and other related segment information follows:

                                                   1998                1997
                                              ------------          ----------
                    Gross revenue:
                         Consulting           $  9,372,764          $7,227,915
                         Lab                     4,260,293           3,196,371
                         Inter-segment            (784,627)           (671,202)
                                              ------------          -----------

                             Totals            $12,848,430          $9,753,084
                                               ===========          ==========

                    Direct project costs and
                     other costs of operations:
                         Consulting           $  4,637,110          $2,553,832
                         Lab                     2,003,607           1,648,328
                         Inter-segment            (784,627)           (673,904)
                                            --------------        ------------

                             Totals           $  5,856,090          $3,528,256
                                              ============          ==========

                    Other operating expenses:
                         Consulting           $  5,267,343          $4,734,315
                         Lab                     2,026,424           1,222,394
                         Inter-segment            (474,685)           (131,950)
                                            --------------        ------------

                             Totals           $  6,819,082          $5,824,759
                                              ============          ==========

                    Income (loss) from
                     operations:
                         Consulting          $    (531,689)       $    (60,232)
                         Lab                       230,262             325,649
                         Inter-segment             474,685             134,652
                                            --------------        ------------

                             Totals          $     173,258         $   400,069
                                             =============         ===========

                    Other income (expense):
                         Consulting          $     228,261         $  (295,816)
                         Lab                         2,481               4,133
                         Inter-segment            (474,685)           (134,652)
                                            --------------        ------------

                             Totals          $    (243,943)        $  (426,325)
                                             =============         ===========

               ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, L.L.C.,
                ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.,
                 INTEGRATED ANALYTICAL LABORATORIES, L.L.C. AND
                    INTEGRATED ANALYTICAL LABORATORIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


Note 10- Business segments (concluded):
                                                    1998              1997
                                                 ----------         -----------
                    Income (loss) before taxes:
                         Consulting          $    (303,428)        $  (356,048)
                         Lab                       232,743             329,782
                         Inter-segment             -                    -
                                            --------------  ------------------

                                 Totals     $      (70,685)       $    (26,266)
                                            ==============        ============

                    Assets:
                         Cash:
                             Consulting     $       12,483       $       3,110
                             Labs                   12,239               1,020
                                            --------------      --------------
                                 Totals             24,722               4,130
                                            --------------      --------------

                         Accounts receivable:
                             Consulting          4,213,123           3,870,857
                             Labs                1,587,540           1,533,396
                             Inter-segment        (575,702)           (565,026)
                                            --------------        ------------
                                 Totals          5,224,961           4,839,227
                                             -------------         -----------

                         Equipment and furnishings:
                             Consulting            425,491             438,389
                             Labs                  594,351             474,966
                                            --------------        ------------
                                   Totals        1,019,842             913,355
                                            --------------         ------------

                         Other assets:
                             Consulting            126,428             969,493
                             Labs                   20,652              11,118
                                            --------------       -------------
                                 Totals            147,080             980,611
                                            --------------        ------------

                                 Total assets $  6,416,605          $6,737,323
                                              ============          ==========


Note 11- Subsequent event:
                On  March  10,  1999,  Menlo  Acquisition  Corp.  ("Menlo"),   a
                publicly-held "shell company" in bankruptcy, completed the purchase of the Company. In consideration for the sale of the Company, the stockholders and/or members of the Company received 95% of the outstanding shares of common stock upon Menlo reorganizing and emerging from bankruptcy.


                                      * * *
                                      F-13

(b)



                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


On March 10, 1999, Menlo Acquisition Corp. ("Menlo"), a publicly-held "shell company" in bankruptcy, consummated an agreement whereby it acquired 100% of Environmental Waste Management Associates, L.L.C., Environmental Waste Management Associates, Inc., Integrated Analytical Laboratories, L.L.C. and Integrated Analytical Laboratories, Inc., (collectively "Environmental"). In consideration for the sale of Environmental, the stockholders and/or members of Environmental received 95% of the outstanding shares of common stock of Menlo upon Menlo reorganizing and emerging from bankruptcy. Therefore, the acquisition was treated, effective as of March 10, 1999, as a "purchase business combination" and a reverse acquisition for accounting purposes in which Menlo was the legal acquirer and Environmental was the accounting acquirer. The assets and liabilities of Environmental were recorded at their historical carrying values as of March 10, 1999 and the historical financial statements prior to March 10, 1999 are those of Environmental. All references to the number of shares of common stock as of dates or for periods prior to the acquisition have been restated to reflect the number of outstanding shares of common stock immediately after the acquisition.

The accompanying unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments described in the accompanying notes which management believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent what the combined financial position and results of operations actually would have been if the acquisition referred to above had occurred as of the dates indicated instead of the actual date of consummation or what the financial position and results of operations would be for any future periods. The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the audited historical financial statements included elsewhere herein.

                             MENLO ACQUISITION CORP.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1998
                                   (Unaudited)


                                    Pro Forma               Historical
                              -----------------------  ----------------------
       ASSETS                 Combined    Adjustments  Menlo    Environmental
                              --------    -----------  -----    -------------
Current assets:
 Cash                      $   24,722                              $     24,722
 Accounts receivable, net   5,224,961                                 5,224,961
 Prepaid expenses and other
   current assets             109,194                                   109,194
                         ------------                              ------------
  Total current assets      5,358,877                                 5,358,877

Equipment and furnishings, net
of accumulated depreciation 1,019,842                                 1,019,842
Other assets                   37,886                                    37,886
                         ------------                             -------------

  Totals                   $6,416,605                                $6,416,605
                           ==========                                ==========

      LIABILITIES AND STOCK-
    HOLDERS'/MEMBERS' EQUITY

Current liabilities:
 Notes payable - bank      $  400,000                                $  400,000
 Current portion of
  long-term debt              106,248                                   106,248
Accounts payable and
  accrued expenses          1,431,128                                 1,431,128
                          -----------                               -----------
  Total current liabilities 1,937,376                                 1,937,376
Long-term debt, noncurrent    274,480                                   274,480
   portion
                         ------------                              ------------
  Total liabilities         2,211,856                                 2,211,856
                          -----------                               -----------

Stockholders'/members' equity:
 Common stock                     526 (A) $  (59,474)                    60,000
 Additional paid-in capital 4,204,223 (A)  4,127,723                     76,500
 Retained earnings/members'    -      (A) (4,068,249)                 4,068,249
  equity
                         ------------     -----------               -----------
  Total stockholders'/members'
   equity                   4,204,749          -                      4,204,749
                          -----------     -----------               -----------

  Totals                   $6,416,605     $    -         $  -        $6,416,605
                           ==========     ===========     ======     ===========






See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                             MENLO ACQUISITION CORP.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


                                       Pro Forma                Historical
                                  ----------------------   --------------------
                                 Combined     Adjustments   Menlo  Environmental
                                 --------     -----------   -----  -------------
Gross revenue                    $12,848,430                        $12,848,430
Direct project costs and
 other costs of operation          5,856,090                          5,856,090
                               -------------                      -------------

Net revenue                        6,992,340                          6,992,340
                               -------------                      -------------

Expenses:
   Labor and related expenses      1,869,015                          1,869,015
   Selling, general and            4,859,712                          4,859,712
   administrative
   Interest                           90,355                             90,355
                               -------------                       -------------
          Totals                   6,819,082                          6,819,082
                               -------------                       -------------

Income from operations               173,258                            173,258
                               -------------                      --------------

Other income (expense):
   Write-off of amounts due
      from affiliates               (306,375)                          (306,375)
   Other                              62,432                             62,432
                               -------------                      --------------
          Totals                    (243,943)                          (243,943)
                               -------------                      --------------

Loss before income taxes             (70,685)                           (70,685)

Credit for state income taxes        (12,246)                           (12,246)
                               -------------                      --------------

Net loss                       $     (58,439)    $  -   $   -    $      (58,439)
                               =============     ======  ======   ==============

Basic loss per common share          $(.01)  (B)

Weighted average common shares
outstanding                        5,263,348 (B)
                                   =========








See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                             MENLO ACQUISITION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS




Pro forma adjustment to the unaudited condensed combined balance sheet as of December 31, 1998:

(A) To record the recapitalization and reorganization of Menlo upon emerging from bankruptcy in addition to consummating the acquisition and elimination of the historical equity accounts of Environmental. Upon completing the aforementioned, Menlo will have 40,000,000 shares of $.0001 par value common stock authorized and 5,263,348 shares of common stock issued and outstanding.

Pro forma adjustment to the unaudited condensed combined statement of operations for the year ended December 31, 1998.

(B) To adjust the weighted average number of shares outstanding based on the assumption that the 5,263,348 shares referred to in (A) above would have been outstanding throughout the year ended December 31, 1998.

(c)

EMPLOYMENT AGREEMENT


         AGREEMENT, dated this 1st day of June, 1998, by and between Menlo Acquisition Corp., a Delaware corporation with principal executive offices at Lanidex Center, 100 Misty Lane, Parsippany, NJ 07054 ("Employer") and Larry Seidman residing at 19 Veteri Place, Wayne, NJ ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is desirous of employing Employee as its President and General Counsel, and Employee is desirous of committing himself to serve Employer in such capacity, all upon the terms and subject to the conditions hereinafter provided.
         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:


1. Employment. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, upon the terms and subject to the conditions of this Agreement.
2. Term. The employment of Employee by Employer as provided in Section 1 hereof will be from the date hereof until the fifth (5th) anniversary of the date hereof, and then shall be automatically extended for successive one (1) year periods, unless Employer provides at least sixty (60) days notice in advance of year end or the term is sooner terminated as hereinafter provided (the "Term"). Notwithstanding anything to the contrary, Employee's and Employer's obligations accrued prior to termination shall survive in accordance with the corresponding provisions herein.
3. Duties; Best Efforts. Employee shall serve as President and General Counsel of Employer and shall perform well and faithfully the duties which may be assigned to him from time to time by the Board of Directors of Employer ("Board of Directors") and shall use his best efforts to advance the best interests of Employer. Employee shall be permitted during the Term to organize and operate investment partnerships that invest in publicly held securities. Employee shall also be permitted during the term to engage in other business activities provided such activities do not interfere with the duties assigned to him by the Board of Directors or otherwise conflict with his obligations hereunder.
4.   Compensation.
(a) Salary. Employer shall pay to Employee a minimum salary ("Salary") of One Hundred Fifty Thousand Dollars ($150,000) per annum. Salary will be paid in bi-weekly installments during the Term equal to the current Salary divided by twenty-six (26). Salary may be increased from time to time by Employer.
(b) Out-of-Pocket-Expenses. Employer shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Employee, shall promptly reimburse him for such payments, provided that Employee properly accounts therefor in accordance with Employer's policy.
(c) Participation in Benefit Plans. Employee shall be entitled to participate in or receive benefits under group health and hospitalization plans, stock option plans, and other benefits, all as offered to other executive employees of Employer from time to time.
(d) Vacation. Employee shall be entitled to paid vacation days during the Term at the discretion of the Board of Directors but in no event less than eight
     (8) weeks per year. Employee shall also be entitled to all paid holidays given by Employer to its executives and key management employees.
(e) Annual Bonus. In addition to Salary, Employee shall receive an annual bonus at the discretion of the Board of Directors.
5.   Termination.
(a) Employee's employment hereunder shall be terminated prior to the expiration of the Term, in the event that Employee hereafter (i) dies, (ii) becomes disabled, (iii) shall willfully fail to perform his duties hereunder, or
     (iv) Reasonable Cause.
(b) The term "Reasonable Cause" for the termination of Employee's employment shall be limited to (i) Employee's fraud, misappropriation, embezzlement or the like, or (ii) Employee's conviction of a crime involving moral turpitude or conviction of a felony.
(c) For purpose of this Agreement, the Employee shall be deemed to have become disabled and thus unable to perform his usual and customary duties for Employer, in accordance with the definition set forth in a policy or policies of disability insurance, if any, obtained by Employer for the benefit of itself and/or the Employee . If there is no definition of "disability" applicable under any such policy or policies of disability insurance, the Employee shall be considered disabled when he is not able to fulfill his duties with Employer. Employer shall have the right to have the Employee examined by a licensed medical doctor designated by Employer, at the sole expense of Employer, for the purpose of determining such disability within the terms of this Agreement. If the Employee disputes the findings and conclusions of the doctor chosen by Employer, then the Employee shall be examined by a licensed medical doctor of his choice, at the sole expense of the Employee. If the findings and conclusions of both doctors do not agree on whether the Employee is in fact disabled within the terms of this Agreement, then the Employee shall be examined by a third doctor, mutually agreed to by the two previous doctors, whose fees and expenses shall be shared equally by Employer and the Employee and whose determination as to said claim of such disability shall be final and conclusive.
6. Special Bonus. In addition to Annual Salary and Annual Bonus payable as hereinabove provided, if the Employee remains employed with the Employer through to the Effective Date (as hereafter defined), Employer shall pay to the Employee a special bonus (the "Special Bonus") in recognition of the Employee's services during the crucial transition period leading to a Change of Control (as hereafter defined) in cash equal to Two and
     Ninety-nine  One  Hundredths  (2.99)  times  Employee's  Salary  as of  the
     Effective  Date.  The Special Bonus shall be paid no later than  forty-five
     (45) days following the Effective Date. The following definitions shall apply to this Section 6:
(a) The "Effective Date" shall mean the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with Employer is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.
(b)  (b)      "Change of Control" shall mean:
(c) (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding equity interest of the Employer, Environmental Waste Management Associates, L.L.C., a New Jersey limited liability company, or IAL L.L.C., a New Jersey limited liability company
     (individually a "Company" and collectively the "Companies") provided, however, that the following acquisitions shall not constitute a Change of
     Control: (x) any acquisition by a Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by any of the Companies or any entity controlled by any of the Companies.
(d) (ii) Approval by the shareholders or members of any of the Companies of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of the then outstanding equity interest of such Company resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation in substantially the same proportions, as their ownership, immediately prior to such reorganization, merger or consolidation; or
(e) (iii) Approval by the shareholders or members of any of the any Companies of (i) a complete liquidation or dissolution of such Company or (ii) the sale or other disposition of all or substantially all of the assets of such Company.
7. Successors. This Agreement and all rights of the parties hereunder shall inure to the benefit of, and be enforceable by, the parties, assigns, successors, heirs and distributees.
8. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) to the addresses on the first page with a copy (in the case of notices to Employer) to Marc R. Berman, Esq., Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P. O. Box 800, Hackensack, New Jersey 07602-0800, or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.
9. Modifications and Waivers. No term, provision or condition of this Agreement may be modified unless to in writing and signed by both Employer and Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
10. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.
11. Law Governing and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to conflicts of law). The parties hereby consent to the personal jurisdiction of the federal or state courts located in the State of New Jersey as the exclusive forum to resolve disputes hereunder.
12. Invalidity. Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect an other term of this Agreement which shall remain in full force and effect.
13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.



ATTEST:                                     MENLO ACQUISITION CORP.



_______________________________             By___________________________

WITNESS:



-------------------------------             -----------------------------
                                                    LARRY SEIDMAN

                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated this 1st day of June, 1998, by and between Menlo Acquisition Corp., a Delaware corporation with principal executive offices at Lanidex Center, 100 Misty Lane, Parsippany, NJ 07054 ("Employer") and Richard Greenberg residing at 41-10 Erli Rd., Fair Lawn, NJ 07410 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is desirous of employing Employee as its Chairman and Chief Operating Officer, and Employee is desirous of committing himself to serve Employer in such capacity, all upon the terms and subject to the conditions hereinafter provided.
         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:


I. Employment. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, upon the terms and subject to the conditions of this Agreement.
1. Term. The employment of Employee by Employer as provided in Section 1 hereof will be from the date hereof until the fifth (5th) anniversary of the date hereof (the "Term") unless sooner terminated as hereinafter provided. On each anniversary of the date hereof, the remaining Term shall automatically be extended for an additional one (1) year unless Employer provides at least sixty (60) days written notice of non-renewal to Employee in advance of such anniversary. Notwithstanding anything to the contrary, Employee's and Employer's obligations accrued prior to termination shall survive in accordance with the corresponding provisions herein.
2. Duties; Best Efforts. Employee shall serve as Chairman and Chief Operating Officer of Employer and shall perform well and faithfully the duties which may be assigned to him from time to time by the Board of Directors of Employer ("Board of Directors") and shall use his best efforts to advance the best interests of Employer. Employee shall be permitted during the term to engage in other business activities provided such activities do not interfere with the duties assigned to him by the Board of Directors or otherwise conflict with his obligations hereunder.
3.   Compensation.
(a) Salary. Employer shall pay to Employee a minimum salary ("Salary") of Two Hundred Sixty Thousand Dollars ($260,000) per annum. Salary will be paid in bi-weekly installments during the Term equal to the current Salary divided by twenty-six (26). Salary may be increased from time to time by Employer.
(b) Out-of-Pocket-Expenses. Employee shall receive a general expense allowance in the amount of Ten Thousand Dollars ($10,000) to cover expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel and entertainment. Employee shall provide receipts to Employer for all expenses incurred.
(c) Participation in Benefit Plans. Employee shall be entitled to participate in or receive benefits under group health and hospitalization plans, stock option plans, and other benefits, all as offered to other executive employees of Employer from time to time.
(d) Vacation. Employee shall be entitled to paid vacation days during the Term at the discretion of the Board of Directors but in no event less than six
     (6) weeks per year. Employee shall also be entitled to all paid holidays given by Employer to its executives and key management employees.
(e) Car Allowance. Employee shall receive an automobile allowance of Twelve Hundred Dollars ($1,200) per month plus reimbursement maintenance, automobile insurance and registration expenses.
(f) (f) Annual Bonus. In addition to Salary, Employee shall receive an annual bonus at the discretion of the Board of Directors.
4.   Termination.
(a) Employee's employment hereunder shall be terminated prior to the expiration of the Term, in the event that Employee hereafter (i) dies, (ii) becomes disabled, or (iii) for Reasonable Cause.
(b) The term "Reasonable Cause" for the termination of Employee's employment shall be limited to (i) Employee's fraud, misappropriation, embezzlement or the like, or (ii) Employee's conviction of a crime involving moral turpitude or conviction of a felony.
(c) For purpose of this Agreement, the Employee shall be deemed to have become disabled and thus unable to perform his usual and customary duties for Employer, in accordance with the definition set forth in a policy or policies of disability insurance, if any, obtained by Employer for the benefit of itself and/or the Employee . If there is no definition of "disability" applicable under any such policy or policies of disability insurance, the Employee shall be considered disabled when he is not able to fulfill his duties with Employer. Employer shall have the right to have the Employee examined by a licensed medical doctor designated by Employer, at the sole expense of Employer, for the purpose of determining such disability within the terms of this Agreement. If the Employee disputes the findings and conclusions of the doctor chosen by Employer, then the Employee shall be examined by a licensed medical doctor of his choice, at the sole expense of the Employee. If the findings and conclusions of both doctors do not agree on whether the Employee is in fact disabled within the terms of this Agreement, then the Employee shall be examined by a third doctor, mutually agreed to by the two previous doctors, whose fees and expenses shall be shared equally by Employer and the Employee and whose determination as to said claim of such disability shall be final and conclusive.
5. Special Bonus. In addition to Annual Salary and Annual Bonus payable as hereinabove provided, if the Employee remains employed with the Employer through to the Effective Date (as hereafter defined), Employer shall pay to the Employee a special bonus (the "Special Bonus") in recognition of the Employee's services during the crucial transition period leading to a Change of Control (as hereafter defined) in cash equal to Two and
     Ninety-nine  One  Hundredths  (2.99)  times  Employee's  Salary  as of  the
     Effective  Date.  The Special Bonus shall be paid no later than  forty-five
     (45) days following the Effective Date. The following definitions shall apply to this Section 6:
(a) The "Effective Date" shall mean the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with Employer is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.
(b)  (b)      "Change of Control" shall mean:
(c) (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding equity interest of the Employer, Environmental Waste Management Associates, L.L.C., a New Jersey limited liability company, or IAL L.L.C., a New Jersey limited liability company
     (individually a "Company" and collectively the "Companies") provided, however, that the following acquisitions shall not constitute a Change of
     Control: (x) any acquisition by a Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by any of the Companies or any entity controlled by any of the Companies.
(d) (ii) Approval by the shareholders or members of any of the Companies of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of the then outstanding equity interest of such Company resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation in substantially the same proportions, as their ownership, immediately prior to such reorganization, merger or consolidation; or
(e) (iii) Approval by the shareholders or members of any of the any Companies of (i) a complete liquidation or dissolution of such Company or (ii) the sale or other disposition of all or substantially all of the assets of such Company.
6. Successors. This Agreement and all rights of the parties hereunder shall inure to the benefit of, and be enforceable by, the parties, assigns, successors, heirs and distributees.
7. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) to the addresses on the first page with a copy (in the case of notices to Employer) to Marc R. Berman, Esq., Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P. O. Box 800, Hackensack, New Jersey 07602-0800, or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.
8. Modifications and Waivers. No term, provision or condition of this Agreement may be modified unless to in writing and signed by both Employer and Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
9. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.
10. Law Governing and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to conflicts of law). The parties hereby consent to the personal jurisdiction of the federal or state courts located in the State of New Jersey as the exclusive forum to resolve disputes hereunder.
11. Invalidity. Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect an other term of this Agreement which shall remain in full force and effect.
12. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.



ATTEST:                                     MENLO ACQUISITION CORP.



_______________________________             By___________________________


WITNESS:



-------------------------------             -----------------------------
                                                        RICHARD GREENBERG